UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2013
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On September 26, 2013, Black Elk Energy Offshore Operations, LLC (the “Company”) entered into a Supplemental Agreement with Asiasons Capital Limited (“Asiasons”) to amend certain provisions of the Subscription Agreement between the Company and Asiasons entered into on September 16, 2013.

The Supplemental Agreement clarifies that the Company will receive a total of 53,146,970 ordinary shares in Asiasons in consideration for the Company’s issuance of 9,960,159 Class B Units of the Company.  In addition, Asiasons will issue an aggregate of 3,482,386 ordinary shares to Jett Capital Advisors LLC as a broker’s fee in connection with the transaction.

The Company will issue the Class B Units in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, based on certain representations and warranties from Asiasons.

The issuance of the Class B Units is subject to customary closing conditions, including satisfactory completion by Asiasons of financial, legal and operational due diligence investigations of the Company, board approvals, accuracy of representations and warranties, and listing approval of the ordinary shares on the Singapore Exchange.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

10.1	Supplemental Agreement, dated as of September 26, 2013, by and between Black Elk Energy Offshore Operations, LLC and Asiasons Capital Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2013

BLACK ELK ENERGY OFFSHORE
OPERATIONS, LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Supplemental Agreement, dated as of September 26, 2013, by and between Black Elk Energy Offshore Operations, LLC and Asiasons Capital Limited.